EXECUTION COPY

Exhibit 10.2

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March __, 2018, by and between MATTERSIGHT CORPORATION, a Delaware corporation (“Borrower”), and CIBC BANK USA (formerly known as The PrivateBank and Trust Company, “Lender”), as Lender and Issuing Lender.

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 29, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”); and

WHEREAS, Borrower has requested, and Lender has agreed, to amend the Loan Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.DEFINED TERMS.  Terms used in this Amendment (including in the recitals) which are defined in the Loan Agreement, as amended hereby, shall have the same meanings herein unless otherwise defined in this Amendment.

SECTION 2.AMENDMENT TO LOAN AGREEMENT.

2.1Additional Defined Terms. The following defined terms are hereby added to Section 1.1 of the Loan Agreement in their alphabetically proper locations:

First Amendment to Loan Agreement means that certain Amendment to Loan and Security Agreement, dated as of the First Amendment Effective Date, by and between Borrower and Lender.

First Amendment Effective Date means March __, 2018.

Reserves means such reserves against the Revolving Loan Availability in amounts and with respect to such matters as Lender may, in its sole discretion, deem necessary or appropriate from time to time, upon written notice to Borrower.

2.2Modification of Certain Defined Terms.  The following defined terms set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

Applicable Margin means for (i) LIBOR Loans shall be five and one-half percent (5.50%) per annum (the “LIBOR Margin”), (ii) Base Rate Loans shall be two and three-quarters percent (2.75%) per annum (the “Base Rate Margin”).

Revolving Loan Availability means (a) the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base, minus (b) the Reserves.

2.3Modification of Mandatory Prepayment.  Section 5.2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

5.2.2   Mandatory Prepayment.  If any of the following events occurs (a “Mandatory Prepayment Event”):

(a)If on any day the Revolving Outstandings exceeds the Revolving Loan Availability, Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

(b)If on any day on which the Revolving Commitment is reduced pursuant to Section 5.1 the Revolving Outstandings exceeds the Revolving Loan Availability, Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

2.4Modification of Total Revenue Financial Covenant.  Section 11.13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

11.13.1  Total Revenue.  Not permit Total Revenue as of the of last day of each Fiscal Quarter to be less than the amount set forth below for the period ending on such date:

Trailing Twelve-Month Period Ending	Minimum Total Revenue
March 31, 2018	$44,064,874
June 30, 2018	$45,090,395
September 30, 2018	$45,609,741
December 31, 2018	$46,839,416
Last day of each month of each Fiscal Quarter thereafter

90% of budgeted revenue, as determined by Lender in its reasonable discretion based upon the projections for such Fiscal Year delivered pursuant to and in accordance with Section 10.1.8.  Notwithstanding the percentage noted above, Lender shall have discretion to reasonably set the covenant level to plan consistent with the historical levels but in no event shall the covenant levels be less than the prior tested period.

2.5Modification of Adjusted EBITDA Financial Covenant.  Section 11.13.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

11.13.2   Adjusted EBITDA.  Not permit Adjusted EBITDA of the Borrower as of the of last day of each Fiscal Quarter to be less than the amount of set forth below for the period ending on such date:

Four-Fiscal Quarter Period Ending	Minimum Adjusted EBITDA
March 31, 2018	$250,000
June 30, 2018	($500,000)
September 30, 2018	$500,000
December 31, 2018	$2,500,000
Last day of each Fiscal Quarter of each Fiscal Year thereafter

An amount to be determined by the Lender after its receipt of the projections for such Fiscal Year delivered pursuant to and in accordance with Section 10.1.8, which shall be set in a manner reasonably consistent as used to establish the covenant levels set forth above.

2.6Deletion of Event of Default for Key Accounts.  Section 13.1.14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“13.1.14   [Intentionally Omitted]”.

2.7Borrowing Base Certificate Exhibit.  Exhibit C to the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit C attached  hereto.

2.8Lender Name. Any references in the Loan Agreement and any other Loan Document to “The PrivateBank and Trust Company” are hereby amended to refer to “CIBC Bank USA”.

SECTION 3.CONDITIONS PRECEDENT TO EFFECTIVENESS.  The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

3.1Documents.  Lender shall have received, in form and substance reasonably satisfactory to Lender, the following:

(a)	duly executed original signatures to this Amendment; and
(b)	such other documents as Lender shall reasonably deem necessary or appropriate.

3.2Events of Default.  No Default or Event of Default shall have occurred and be continuing.

3.3Representations and Warranties.  All representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects with the same effect as if made on, and as of, the date hereof made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.4Modification Fee.  Borrower shall have paid to Bank in full a non-refundable fee of $100,000, which fee shall be deemed fully earned, due and payable upon the effectiveness of this Amendment.

SECTION 4.MISCELLANEOUS.

4.1Absence of Defaults; Representations and Warranties.  In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of Borrower in the Loan Agreement and other Loan Documents are true and correct in all material respects on and as of this date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).  All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment.

4.2Confirmation of Obligations; Release.

(a)Borrower hereby confirms that Borrower is indebted to Lender for the Obligations, as set forth in the Loan Agreement and the other Loan Documents.  Borrower further acknowledges and agrees that as of the date hereof it has no claim, defense or set-off right against Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by Lender of the full amount of the Loans and other Obligations of Borrower under the Loan Agreement and the other Loan Documents.

(b)Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against Lender or the enforcement of the Loan Agreement or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of Lender entering into this Amendment, Borrower irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.

4.3Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles.

4.4Counterparts.  This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

4.5Reference to Loan Agreement.  Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects.  On and after the effective date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

4.6Successors.  This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns.

4.7Costs and Expenses.  Borrower hereby agrees to pay on demand, all expenses of Lender incurred in connection with the negotiation, execution and delivery of this Amendment, including reasonable fees, costs and expenses of counsel to Lender related thereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

MATTERSIGHT CORPORATION

By: __________________________________________

Name: ____________________________________

Title: _____________________________________

LENDER:

CIBC BANK USA

By:  __________________________________________

Name:

Title:

[Signature page to Amendment to Loan and Security Agreement]

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

To:CIBC Bank USA, as Lender

Please refer to the Loan and Security Agreement dated as of [_______ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and CIBC Bank USA (formerly known as The PrivateBank and Trust Company), as Lender. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Loan and Security Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan and Security Agreement.

Borrower hereby certifies and warrants to Lender that at the close of business on ______________, ____ (the “Calculation Date”), the Borrowing Base was $__________________, computed as set forth on the schedule attached hereto.

Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on _________________, 20__.

MATTERSIGHT CORPORATION

By: ____________________________

Name: __________________________

Title: ___________________________

SCHEDULE TO BORROWING BASE CERTIFICATE

Dated as of [____________________]

1.	Monthly Recurring Subscription Revenue as of
	Calculation Date	$__________

2.	Monthly Recurring Revenue as of the beginning of the 12-month
	period ending on the Calculation Date	$__________

3.	Churn Factor

(a) TTM Recurring Subscription Revenue for the
12-month period ending on the Calculation Date
attributable solely to those customers whose
contracted recurring subscription revenue is
	included in Item 2	$__________

(b) Annualized Recurring Subscription Revenue
	[Item 2 multiplied by 12]	$__________

	(c) Item 3(a) divided by Item 3(b)	________%

(d) Churn Factor
	[Lesser of Item 3(c) and 100%]	________%

4.	Borrowing Base [5.0 times Item 1 times Item 3(d)]	$__________

5.	Reserves	$__________

6.	Revolving Loan Availability
	[(x) Lesser of Item 4 and the Revolving Commitment minus (y) Item 5]	$__________

7.	Revolving Outstandings	$__________

8.	Required Prepayment
	[Excess of Item 7 over Item 6]	$__________